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                                                                  EXHIBIT 10.(P)



               Contract for the Leasing of Plant
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PARTY A:  Zhuhai City Xiangzhou District Foreign Processing Trade
          Services Qiansan Branch Company (this is a translated name, no official English name being given)

PARTY B:  Detection Systems (HK) Limited


Based on the principle of equality and mutual benefits, Party A and Party B have, through negotiations, agreed on a contract as follows in relation to the leasing by Party B from Party A of Plant B at Qiansan Meixi Industrial District, for observance by the parties:-


1.   PLANT AREA, RENTAL AND DEPOSIT

     (1) Party A shall lease to Party B a 6-storey Plant of an area of 7,030 square metres. For the first year, only the 1-4 storeys of an area of 4,688 square metres shall be rented at 18 Renminbi per square metre, totalling 84,380 Renminbi, while the 5-6 storeys of an area of 2,344 square metres shall be left vacant, monthly rental shall be at 4.65 Renminbi per square metre, totalling 10,900 Renminbi, aggregating a monthly rental of 95,280 Renminbi for the entire Plant. For the second year, the entire Plant shall be rented, monthly rental shall be at 18 Renminbi per square metre, totalling 126,540 Renminbi. Thereafter, the rental rate shall be increased by 1 Renminbi for each subsequent year, meaning the third year rental shall be at 19 Renminbi per square metre, and so on.

     (2) Upon provisional signing of this Contract, Party B shall immediately pay to Party A a deposit for the Plant in the amount of 10,000 Renminbi, which sum shall be repaid to Party B in one lump sum within 30 days after Party B has cleared and vacated from the Plant site upon termination of this Contract.


2.   WATER, ELECTRICITY AND TELEPHONE CHARGES

     (1) Party A shall be responsible for the provision of electricity, transformers, telephone lines and tap water supplies up to the Plant wall.

     (2) Upon signing of this Contract, Party A shall provide electricity of a capacity of 500 KW for use by Party B. Party B shall bear the costs of installing water, electricity and telephone facilities within the Plant. However, Party B may use the electrical facilities only after Party A and the electricity supply bureau have examined and approved the same. Telephone charges shall follow government rates; electricity charges shall be at government rates plus 0.10 Renminbi for each watt, being provision for the depreciation of the
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          facilities to increase capacity; water charges shall be at standard rates applicable to industrial districts; and management fees for security, cleaning, etc. shall be 1,000 Renminbi per month.


3.   LEASE PERIOD

     (1) Duration of the lease shall be 10 years, from 1 June 1995 to 31 May 2005. Upon expiration of the lease, provided that Party B has given Party A a written request to renew the lease 6 months prior to the expiration of this Contract, then, all terms being equal, Party B shall have priority in continuing with the lease for another 10 years at a rental to be agreed upon. Otherwise, the Plant shall be returned to Party A upon expiration of this Contract.

     (2) This Contract shall be formally signed on 1 June, whereupon, Party A shall give to Party B a 1-month rent free period for purposes of renovating the Plant. Rental shall begin to accrue as from 1 July.


4.   CHANGES RELATING TO LESSOR AND LESSEE

     (1) If Party A (lessor) transfers the ownership of the Plant to a third party, this Contract shall continue to be valid as against the new owner of the Plant.

     (2) Party A shall notify Party B 3 months prior to selling the Plant, and all things being equal, Party B shall have the prior right to purchase the Plant.

     (3) Party A agrees that Party B may sublease the 2 unused storeys to a third party during the first year. The terms and agreement for the sublease shall be agreed upon between Party B and the third party, but the terms and agreement for the sublease must be consistent with this Contract and must not give rise to conflicts. Rental in excess of 4.65 Renminbi per square metre shall belong to Party A.


5. Party A shall assist Party B in the management of matters of the enterprise relating to such matters as personnel, finance, import and export customs declaration for a monthly management fee of 5,000 Renminbi from the enterprise.


6. Party B shall enjoy autonomy in the administration of the Plant and the management of its production, financial and labour matters.


7.   PAYMENT METHOD

     Party B shall pay to Party A before the 5th day of each month the rental for the Plant, management fee and the previous month's water and electricity charges. Late payment is subject to a late penalty payment of 1% for each day. Where payment is late for more than 2 months, Party A shall be entitled to cease to supply water and

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     electricity, repossess the Plant and claim for all arrears in rental and charges, as well as penalty payments. Collection of water, electricity and telephone charges by Party A from Party B shall be based on bills, invoices and other related documents and in accordance with stipulated time.


8.   RESPONSIBILITIES OF PARTY A AND PARTY B

     (1) For the protection of both parties, Party A shall obtain insurance coverage for the Plant and Party B shall obtain insurance coverage for the facilities, production materials and other items.

     (2) Party B may construct a surrounding wall and within the enclosure build toilet, kitchen, power generator room and other facilities, and may also make doors at the side and back of the Plant to facilitate loading and unloading of goods and the workers' movement. Where alteration of other parts of the Plant is necessary, Party A's consent should be sought.

     (3) Upon expiration of the Contract without renewal (or early termination of the Contract), all renovation works and other immovable accessory facilities injected by Party B shall belong to Party A.

     (4) During the term of the Contract, other than damage to the Plant due to force majeure, Party B shall be responsible for all outcome arising from its action and due to human factor. Neither party shall be responsible to the other party in respect of any damage to the Plant or loss caused to Party A or Party B due to force majeure.

     (5) Repairs and Maintenance during the Term of the Lease: Party B shall take good care and make proper use of the Plant. Party A shall provide periodical checks diligently to ensure safety of accommodation and normal usage. Party A shall be responsible for repair works to the Plant where these arise from Plant design or construction problems, but where such problems are caused by Party B's improper use or are contributory to human factor, Party B shall be responsible for the repairs. Where it is Party A's responsibility to do the repairs to the Plant, Party B shall render all assistance diligently and must not obstruct the progress of the repair works. If Party A is genuinely unable to pay for the repair costs, the parties may mutually agree to attend to the repairs jointly, and repair costs paid by Party B shall in due course be offset against the rental or be repaid by instalments by Party A. If due to Party A's failure to carry out timely repairs to the Plant, Party B's staff or property suffers damage, Party A shall compensate Party B for the damage. If damage to the Plant is attributable to Party B's responsibility, Party B shall compensate Party A for losses suffered.

     (6) Party A declares that the Plant referred to in this Contract was constructed and operated in accordance with relevant state policies and regulations. Party A and Party B are entering into this Contract in accordance with and on the basis of the current state policies and laws. In the event of new state policies, laws or regulations being contradictory to this Contract, hence necessitating in the

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          termination of this Contract, compensation to Party B shall be made in accordance with state policies.

     (7) Party A shall assist Party B in the handling and the importation of requisite machinery and facilities, office equipment, raw materials, etc.

     (8) To facilitate Party B's consideration and decision of plans for the expansion of the Plant in future, Party A shall inform Party B six months prior to the implementation of any plan to construct buildings in the area around or near the Plant.


9.   ARBITRATION

     (1) If Party B wishes to terminate this Contract unilaterally during the term of this Contract, it should notify Party A in writing six months in advance, whereupon the parties shall negotiate on the arrangement.

     (2) Party A and Party B shall strictly observe and perform the terms of this Contract. Neither party may terminate this Contract unilaterally, and any breach thereof shall give the other party the right to pursue against such breach of responsibility.


10.  SETTLEMENT OF DISPUTE

     The parties may continue to negotiate and agree on any matter that has not been dealt with herein. In case of dispute, the parties shall endeavour to resolve the matter amicably through negotiation, failing which, the matter may be referred to the people's court for judgment.

This Contract shall be effective immediately upon signing by the respective legal representatives of Party A and Party B.

Attachments herewith are:

1. boundary map showing the plane location of the Plant and occupied area

2.   plane map on the internal area of the Plant


Party A: (signed by legal representative, endorsed with company chop)


Party B: (signed by authorised representative, endorsed with company chop)

                                 June 1, 1995